UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware	20-5319263
Delaware	20-5654040
Delaware	20-0109621
Mississippi	38-3680199
Mississippi	01-0586282
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On April 21, 2008, Tropicana Entertainment, LLC’s (“Tropicana Entertainment”) subsidiary, Tropicana Las Vegas Resort and Casino, LLC (f/k/a Wimar LandCo, LLC) (“Tropicana Las Vegas”), received a default notice (the “Default Notice”) from Credit Suisse, as administrative agent (“Administrative Agent”) for the Credit Agreement dated January 3, 2007 among Tropicana Las Vegas (the “Borrower”), Tropicana Las Vegas Holdings, LLC (f/k/a Wimar LandCo Intermediate Holdings, LLC) (“Holdings”) and Administrative Agent for the lenders under the $440,000,000 loan. The Default Notice stated that (i) the Borrower failed to deliver the certificate of its calculation of Excess Cash Flow for the year ended December 31, 2007 by the required due date as required by Section 2.12(g) of the Credit Agreement, and asserted that if the Excess Cash Flow calculation had resulted in a required principal payment such payment had not been made within ninety days of year end as required by Section 2.12(c) of the Credit Agreement which would constitute an immediate Event of Default pursuant to Article VII(b) of the Credit Agreement, (ii) the Borrower failed to deliver audited financial statements accompanied by an unqualified opinion of an independent public accountant as required by Section 5.04(a) of the Credit Agreement, (iii) the Borrower has failed to deliver consolidated financial projections for the fiscal year 2008 within ninety days of the beginning of such fiscal year as required by Section 5.04(d) of the Credit Agreement, and (iv) Borrower and Holdings breached their notice obligations pursuant to Section 5.05(a) of the Credit Agreement by failing to provide the Administrative Agent with notice of the above events of default. Except for the potential payment default under Sections 2.12(c) and 5.05(a), each of the other defaults will mature in thirty days from the date of the notice or May 21, 2008.
On April 28, 2008, Tropicana Las Vegas submitted a calculation of Excess Cash Flow to the Administrative Agent as required pursuant to the terms of the Credit Agreement. Such calculation shows that no principal payment was due under the Excess Cash Flow calculation as of March 31, 2008. Tropicana Las Vegas is working to complete the other required items within the thirty days allowed under the Credit Agreement.
City of Evansville Land Lease Default Notice:
On April 18, 2008, Tropicana Entertainment received a default notice from the Corporation Counsel for the City of Evansville regarding alleged non-compliance with certain obligations and undertakings by Aztar Indiana Gaming Company, LLC and Aztar Corporation (collectively, “Aztar”) as parties to the Project Agreement dated as of June 29, 1994, which is incorporated by reference in the Evansville Riverboat Landing Lease dated May 2, 1995 and the First Amendment to the Evansville Riverboat Landing Lease dated December 27, 2002, both of which are with the City of Evansville as Lessor. The default notice alleges noncompliance with certain obligations and undertakings of Aztar including (i) hiring of minority-owned, women-owned businesses and local contractors, hiring minority, women and local employees; (ii) providing certain financial information on a quarterly and annual basis, including audits of certain information; and (iii) providing copies of invoices in support of capital expenditure credits and certain reports of development projects underway. The Company is presently assessing the allegations and determining an appropriate response to the default notice.

Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: April 29, 2008

Tropicana Entertainment, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

Tropicana Finance Corp., registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

CP Laughlin Realty, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

JMBS Casino LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer; Secretary

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